Exhibit 99.1

BIO-TECHNE ANNOUNCES PROTEINSIMPLE

ACQUISITION COMPLETION

Minneapolis – August 1, 2014 – Techne Corporation (NASDAQ: TECH) (d/b/a Bio-Techne) announced today that it has finalized its previously announced acquisition of ProteinSimple for a total cash transaction of approximately $300 million in cash, subject to adjustments following closing based on the final level of working capital.

ProteinSimple develops and commercializes proprietary systems and consumables for protein analysis. These automation tools have revolutionized the analysis of proteins and provide a level of reliability, ease of use and performance that improves overall productivity and consistency in lab results. Key instruments in the ProteinSimple portfolio include Wes, Peggy Sue and Sally Sue. ProteinSimple is based in Santa Clara, California and has over 200 employees, with additional manufacturing operations in Canada and sales offices in Japan and China. Its large sales and technical support staff numbers in excess of 100.

Bio-Techne is a leading developer and manufacturer of purified proteins – notably cytokines and growth factors, antibodies, immunoassays and biologically active small molecule compounds which are sold to biomedical researchers and clinical research laboratories. ProteinSimple customers include top pharmaceutical and biotechnology companies. ProteinSimple instrument placements have the potential to drive additional antibody sales from both Bio-Techne and Novus Biologicals, Bio-Techne’s most recent acquisition. Bio-Techne’s CEO Charles R. Kummeth and ProteinSimple CEO Tim Harkness are both excited by the excellent fit of the two businesses and the future growth potential.

JPMorgan acted as exclusive financial advisor to ProteinSimple and Cooley LLP served as ProteinSimple’s legal counsel. Fredrikson & Byron, P.A. served as Bio-Techne’s legal counsel.

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Techne Corporation (d/b/a Bio-Techne), NASDAQ: TECH, is a global life sciences company providing innovative bioactive tools and resources for the research and clinical diagnostic communities. Bio-Techne products assist scientific investigations into biological processes and the nature and progress of specific diseases. They aid in drug discovery efforts and provide the means for accurate clinical tests and diagnoses. With over 24,000 products in its portfolio, Bio-Techne generated approximately $311 million in net sales in fiscal year 2013 and has over 1,000 employees worldwide. For more information on Bio-Techne and its brands, please visit www.bio-techne.com.

Forward Looking Statements

Certain statements found in this release may constitute forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the Company’s current views with respect to future events and financial performance and include any statement that does not directly relate to a current or historical fact. Forward-looking statements can generally be identified by the words “believe,” “expect,” “anticipate” or “intend” or similar words. Forward-looking statements, including those relating to (i) future performance and prospects of ProteinSimple, and (ii) the expected benefits of the acquisition on the Company’s business and operations, involve risks and uncertainties that may affect actual results. The following important factors, among others, have affected and, in the future, could affect actual results: the integration of ProteinSimple into the Bio-Techne group of companies, the actual financial results of ProteinSimple, the effect of new branding and marketing initiatives, the integration of new leadership, the introduction and acceptance of new biotechnology and clinical control products, the levels and particular directions of research by the Company’s customers, the impact of the growing number of producers of biotechnology research products and related price competition, general economic conditions, the impact of currency exchange rate fluctuations, and the costs and results of research and product development efforts of the Company and of companies in which the Company has invested or with which it has formed strategic relationships.

For additional information concerning such factors, see the section titled “Risk Factors” in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements we make in our press releases due to new information or future events. Investors are cautioned not to place undue emphasis on these statements.

Contact

James Hippel, Chief Financial Officer

612-379-8854